Exhibit 1.1

EXECUTION VERSION

UnitedHealth Group Incorporated

Debt Securities

Underwriting Agreement

October 25, 2022

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10017

U.S. Bancorp Investments, Inc.

214 North Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

Ladies and Gentlemen:

From time to time UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its debt securities (the “Securities”) specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “Designated Securities”).

The terms and rights of any particular issuance of Designated Securities shall be as specified in the Pricing Agreement relating thereto and in or pursuant to the Indenture, dated as of February 4, 2008 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This underwriting agreement (the “Agreement”) shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase the Securities. The obligation of the Company to issue and sell any of the Securities, and the obligation of any of the Underwriters to purchase any of the Securities, shall be evidenced by the Pricing Agreement with respect to the Designated Securities specified therein. Each Pricing Agreement shall specify the aggregate principal amount of such Designated Securities, the initial public offering price of such Designated Securities, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters and the principal amount of such Designated Securities to be purchased by each Underwriter and shall set forth the date, time and manner of delivery of such Designated Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Indenture and the registration statement and prospectus with respect thereto) the terms of such Designated Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

2. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) on Form S-3 (File No. 333-236600), including a base prospectus, relating to the Securities. The base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission prior to or on the date of the Pricing Agreement relating to the Designated Securities, shall be hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, shall be hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, as amended by such post-effective amendment, including all exhibits thereto (other than the Form T-1 of U.S. Bank Trust Company, National Association) and any prospectus supplement relating to the Designated Securities that is filed with the Commission and deemed by Rule 430B under the Securities Act to be part of such registration statement, each at the time such part of such registration statement became effective, shall be hereinafter called the “Registration Statement”; the final prospectus (including the final prospectus supplement)

relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 7(a) hereof, together with the Base Prospectus, shall be hereinafter called the “Prospectus”; any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such prospectus; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the applicable effective date of the Registration Statement and that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Prospectus, any other preliminary prospectus relating to the Securities, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

3. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Registration Statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representatives for each of the other Underwriters, became effective under the Securities Act upon filing with the Commission; no other document with respect to the Registration Statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission except for: (i) any prospectuses, preliminary prospectus supplements and prospectus supplements previously filed in connection with the offer and sale of Securities (other than the Designated Securities) pursuant to the Registration Statement; (ii) any Preliminary Prospectus and Prospectus relating to the Designated Securities; and (iii) any other documents identified in the Pricing Agreement with respect to the Designated Securities. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto for the registration of the offer and sale of the Securities by the Company pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company;

(b) The documents incorporated by reference in the Registration Statement, the Time of Sale Information (as defined in the Pricing Agreement) and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Information, the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented relating to such Securities;

(c) (1) The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”) and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Prospectus conforms, and any further amendments or supplements to the Prospectus will conform, in all material respects to the requirements of the Securities Act and does not and will not, as of its date as to the Prospectus and as of the Time of Delivery as to the Prospectus as amended or supplemented in relation to the applicable Designated Securities, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that clauses (1) and (2) of this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter of Designated Securities through the Representatives expressly for use in the Time of Sale Information or the Prospectus as amended or supplemented relating to such Securities;

(d) The Time of Sale Information at the Time of Sale (as defined in the Pricing Agreement) did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information related to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in such Time of Sale Information;

(e) Other than the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III to the Pricing Agreement, any electronic road show and other written communications approved in writing in advance by the Representatives; and each such Issuer Free Writing Prospectus has been filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus and, when taken together with the Time of Sale Information, did not at the Time of Sale and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information related to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus;

(f) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects the consolidated financial position of the Company as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as may be expressly stated in the related notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information with respect to the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly in all material respects the information shown thereby;

(g) Except as otherwise set forth in the Time of Sale Information and the Prospectus, since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, there has been no material adverse change, or any development that would reasonably be expected to result in a material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”);

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be in good standing or so qualified would not have a material adverse effect on the financial condition, business, properties or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and each of the Company’s Subsidiaries (as used herein, “Subsidiaries” shall mean any subsidiaries of the Company that meet the conditions for a “significant subsidiary” set forth in Rule 1-02(w) of the Commission’s Regulation S-X and which are listed on Schedule 3(h) hereto) has been duly incorporated or formed and is validly existing as a corporation, a limited liability company or other corporate entity and is, where applicable, in good standing under the laws of its jurisdiction of incorporation or formation and has been, where required, duly qualified as a foreign corporation, limited liability company or other corporate entity for the transaction of business and is, where applicable, in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in each case where such failure to be in good standing or so qualified would not have a Material Adverse Effect;

(i) The Securities have been duly authorized and, when Designated Securities are issued and delivered pursuant to this Agreement and the Pricing Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture, under which they are to be issued; the Indenture has been duly authorized, executed and delivered, is duly qualified under the Trust Indenture Act, conforms in all material respects with the requirements of the Trust Indenture Act and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; this Agreement and the Pricing Agreement with respect to the applicable Designated Securities have been duly authorized, executed and delivered by the Company; and the Indenture conforms, and the Designated Securities will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus as amended or supplemented with respect to such Designated Securities;

(j) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and the Pricing Agreement, and the consummation of the transactions contemplated herein and therein and in the Time of Sale Information and the Prospectus (including the issuance and sale of the Designated Securities and the use of proceeds from the sale of the Designated Securities as described in the Time of Sale Information and the Prospectus) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of (ii) and (iii) for any such breach or violation or default that would not have a Material Adverse Effect; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, or the Pricing Agreement, or the Indenture, except filings pursuant to the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Securities by the Underwriters;

(k) The statements set forth in the Preliminary Prospectus and Prospectus as amended or supplemented under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Designated Securities and the Indenture and purport to constitute matters of law or legal conclusions, are accurate in all material respects;

(l) Neither the Company nor any of its subsidiaries is in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound other than those defaults that would not individually or in the aggregate have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation (or articles of incorporation, certificate of formation or other organizational document, as the case may be) or by-laws (or limited liability company agreements, operating agreements or other similar governing documents, as the case may be), except in each case for any such violation that would not have a Material Adverse Effect;

(m) Other than as set forth in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or would be a party or of which any property of the Company or any of its subsidiaries is or would be the subject that individually or in the aggregate would result in a Material Adverse Effect;

(n) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; and except as disclosed in the Time of Sale Information and the Prospectus, the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting;

(p) The Company, and to the knowledge of the Company, the Company’s directors or officers, in their capacities as such, are in material compliance with, and since January 1, 2019 have been in material compliance with, the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith;

(q) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Designated Securities; and

(r) Deloitte & Touche LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries incorporated by reference in the Time of Sale Information and the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

4. Upon the execution of the Pricing Agreement applicable to any Designated Securities and authorization by the Representatives of the release of such Designated Securities, the several Underwriters propose to offer such Designated Securities for sale upon the terms and conditions set forth in the Prospectus, as amended or supplemented.

5. Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

6. The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or its subsidiaries. Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto, except as expressly set forth in Section 11 hereof. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with the transaction contemplated herein.

7. The Company further agrees with each of the Underwriters of any Designated Securities:

(a) To prepare the Prospectus as amended or supplemented in relation to the applicable Designated Securities in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to make no further amendment or any supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Securities and prior to the Time of Delivery for such Securities which amendment or supplement is not approved by the Representatives for such Securities promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of such Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or any other prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, of the occurrence of any event during the Prospectus Delivery Period (as defined in Section 8(e) hereof) as a result of which any Time of Sale Information, any Issuer Free Writing Prospectus (when taken together with the Time of Sale Information) or the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when any such Time of Sale Information, Issuer Free Writing Prospectus (when taken together with the Time of Sale Information) or the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading and of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities; and if any such order is issued or the Company receives notice suspending the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities, the Company shall, with respect to any such order or notice, obtain as soon as reasonably possible the withdrawal thereof;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation;

(c) Prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of the Pricing Agreement with respect to the Designated Securities and from time to time, to furnish electronic copies of the Prospectus and each Issuer Free Writing Prospectus to the Underwriters in New York City, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Registration Statement, the Time of Sale Information or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Time of Sale Information or the Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Time of Sale Information or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Registration Statement or the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to promptly notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities such electronic copies as the Representatives may from time to time reasonably request of such amendment or supplement to the Time of Sale Information or the Prospectus which will correct such statement or omission or effect such compliance;

(d) Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act;

(e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), a consolidated earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(f) During the period beginning from the date of the Pricing Agreement for such Designated Securities and continuing to and including the later of (i) the termination of trading restrictions for such Designated Securities pursuant to applicable law, as notified to the Company by the Representatives, and (ii) the Time of Delivery for such Designated Securities, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company that mature more than one year after such Time of Delivery and which are substantially similar to such Designated Securities, without the prior written consent of the Representatives.

8. Each Underwriter hereby represents and warrants to, and agrees with the Company that:

(a) It has not and shall not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule III to the Pricing Agreement or prepared pursuant to Section 3(e) above, (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing, or (iv) customary Bloomberg communications containing preliminary or final terms of the offering of the Designated Securities (each such free writing prospectus referred to in clause (i), (iii) or (iv), an “Underwriter Free Writing Prospectus”);

(b) It has not and shall not distribute any Underwriter Free Writing Prospectus referred to in clause (a)(i) in a manner reasonably designed to lead to its broad unrestricted dissemination;

(c) It has not and shall not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Designated Securities unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Schedule IV to the Pricing Agreement without the consent of the Company;

(d) It shall, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act; and

(e) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and shall promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period; as used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer).

9. The Company covenants and agrees with the several Underwriters that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Pricing Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in

Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the “Blue Sky” and legal investment memoranda; (iv) any fees charged by securities rating services for rating the Securities; (v) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee and any agent of any Trustee and the fees and disbursements of counsel for any Trustee in connection with any Indenture and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 11 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

10. The obligations of the several Underwriters to purchase and pay for any Designated Securities under the Pricing Agreement relating to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Sale and at and as of the Time of Delivery for such Designated Securities, true and correct, and that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 433 under the Securities Act, within the applicable time period prescribed for such filings by the rules and regulations under the Securities Act and in accordance with Section 7(a) hereof, and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to the Representatives such customary written opinion and negative assurance letter, dated the Time of Delivery, with respect to such matters as the Representatives may reasonably request;

(c) Any General Counsel, Senior Deputy General Counsel or Deputy General Counsel for the Company shall have furnished to the Representatives his or her written opinion, dated the Time of Delivery for such Designated Securities, the form of which is attached as Exhibit A hereto;

(d) Hogan Lovells US LLP, counsel for the Company, shall have furnished to the Representatives its written opinion, dated the Time of Delivery for such Designated Securities, the form of which is attached as Exhibit B hereto;

(e) At the Time of Sale for such Designated Securities, Deloitte & Touche LLP, the independent accountants of the Company who have certified the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, shall have furnished to the Representatives a letter, dated the Time of Sale, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters (a draft of the form of letter to be delivered at the Time of Sale is attached as Exhibit C hereto). In addition, at the Time of Delivery, the Representatives shall have received from such accountants, a “bring-down comfort letter” dated the Time of Delivery addressed to the Representatives, in the form of the “comfort letter” delivered on the date of the Time of Sale, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 3 New York business days prior to date of the Time of Delivery;

(f) Subsequent to the respective dates as of which information is given in the Time of Sale Information and prior to the Time of Delivery, there has been no Material Adverse Change, except as set forth in the Time of Sale Information, which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus as amended or supplemented relating to the Designated Securities;

(g) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities, the Company’s financial strength rating or the Company’s counterparty credit rating by any “nationally recognized statistical rating organization,” as that term is used by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has placed under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or the Company’s financial strength rating or the Company’s counterparty credit rating;

(h) On or after the Time of Sale there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a material disruption in commercial banking or securities settlement or clearance services in the United States or a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) a material adverse change in the financial markets of the United States or in the international financial markets or the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis or any change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in this Agreement, the Time of Sale Information or the Prospectus as amended or supplemented relating to the Designated Securities;

(i) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York business day next succeeding the date of this Agreement;

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the Designated Securities a certificate or certificates of officers of the Company reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company in all material respects of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to the matters set forth in subsections (a) and (f) of this Section; and

(k) On or before the Time of Delivery, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Designated Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

11. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter of Designated Securities through the Representatives expressly for use in the Prospectus, any Issuer Free Writing Prospectus or any Time of Sale Information as amended or supplemented relating to such Securities.

(b) Each Underwriter will severally indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection to the extent it is not prejudiced through the forfeiture of substantive rights or defenses as a proximate result of such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the indemnified party shall have been advised by counsel that there are actual or potential conflicting interests between the indemnifying party and the indemnified party, including situations in which there are one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, the indemnifying party shall not be entitled to assume the defense of such action and the indemnified party shall have the right to employ its own counsel, in which event the reasonable fees and expenses of such separate counsel, including local counsel, shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred; provided, however, that the indemnifying party or parties shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for, required to bear or reimburse any indemnified party for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives in the case of paragraph (a) of this Section 11, and by the Company in the case of paragraph (b) of this Section 11. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Designated Securities on the other from the offering of the Designated Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Designated Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the total discounts and commissions received by such Underwriter in connection with the Designated Securities distributed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Designated Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 11 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of and to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

12. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Designated Securities, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Designated Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Designated Securities on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Designated Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Designated Securities, the Representatives or the Company shall have the right to postpone the Time of Delivery for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

(b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Designated Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Designated Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Designated Securities.

14. If any Pricing Agreement shall be terminated pursuant to Section 12 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities covered by such Pricing Agreement, except as provided in Sections 9 and 11 hereof. If any Pricing Agreement shall be terminated by the Underwriters pursuant to Section 10 hereof for any reason permissible thereunder, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including reasonable fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities, except as provided in Sections 9 and 11 hereof.

15. In all dealings hereunder, the Representatives of the Underwriters of Designated Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 11(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address supplied to the Company by the Representatives. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. This Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 11 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any such Pricing Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

18. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement and each Pricing Agreement.

19. THIS AGREEMENT AND EACH PRICING AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

20. This Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, each Pricing Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

21. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 21, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof.

Very truly yours, UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Peter M. Gill
Name: Peter M. Gill
Title: Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BOFA SECURITIES, INC.

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

U.S. BANCORP INVESTMENTS, INC.

By:	/s/ Chris Cicoletti
Name: Chris Cicoletti
Title: Managing Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

As Representatives of the several Underwriters

            named in Schedule I to the applicable Pricing Agreement

[Signature Page to Underwriting Agreement]

Name of Subsidiary	Jurisdiction of Formation
United HealthCare Services, Inc.	Minnesota
Optum, Inc.	Delaware
Collaborative Care Holdings, LLC	Delaware
UnitedHealthcare Insurance Company	Connecticut
UHIC Holdings, Inc.	Delaware
OptumRx Holdings, LLC	Delaware
UnitedHealthcare, Inc.	Delaware
OptumHealth Holdings, LLC	Delaware